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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

     Set forth below are the names of subsidiaries, divisions and related organizations of ITT Industries, Inc., the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
ITT Industries, Inc. ..........................  Indiana

CONNECTORS & SWITCHES
C & K Components, Inc. ........................  Massachusetts
C & K Components (Hong Kong) Ltd. .............  Hong Kong
C & K Components SA ...........................  Costa Rica
C & K Holdings (Hong Kong) Ltd. ...............  Hong Kong
C & K Holdings (United Kingdom) Ltd. ..........  United Kingdom
C & K Switches Ltd. ...........................  United Kingdom
CableCom Electronics (Shenzhen)Co., Ltd. ......  Taiwan
CableCom International Limited.................  Hong Kong
Great American Gumball Corporation.............  California        ITT Cannon Santa Clara
ITT Cannon Division............................  N/A               ITT Cannon/MobileCom,
                                                                   ITT Cannon RF Products,
                                                                   ITT Cannon Switch Products
                                                                   and Cannon SanTeh
ITT Cannon GmbH................................  Germany
ITT Cannon (Hong Kong) Ltd.....................  Hong Kong
ITT Cannon International, Inc. ................  Delaware          ITT Cannon/Network
                                                                   Systems & Services
ITT Cannon Italy S.p.A. .......................  Italy
ITT Cannon, Ltd. ..............................  Japan
ITT Cannon Mexico, Inc. .......................  Delaware
ITT Cannon de Mexico S.A. de C.V. .............  Mexico
ITT Cannon (Zhenjiang) Electronics, Ltd. ......  China
ITT Datacommunications Limited.................  United Kingdom    ITT Cannon Network Systems
                                                                   & Services
ITT Industries Hungary Manufacturing and
  Trading Limited Liability Company............  Hungary
ITT Industries SAS.............................  France
ITT Schadow Division...........................  N/A
Man Machine Interface Division.................  N/A
Nantong San Teh Coating Technology Co. Ltd. ...  China
Nantong San Teh Xing Electronic Industry Co.
  Ltd. ........................................  China
Nantong San Teh Xing Precision Mechanical
  Engineering Co. Ltd. ........................  China
Rudolf Schadow GmbH............................  Germany
San Teh Precision Engineering Pte. Ltd. .......  Singapore
San Teh Products Co. Ltd. .....................  Hong Kong
San Teh Xing (China) Group Co. Ltd. ...........  China
San Teh Xing (Tian Jin) Industrial Co.,
  Ltd. ........................................  China
STX PTE. LTD. .................................  Singapore
Xiamen San Teh Precision Mechanical Engineering
  Co. Ltd. ....................................  China
Xiamen San Teh Xing Electronic & Science
  Technology Industry Co. .....................  China

DEFENSE PRODUCTS & SERVICES
Advanced Engineering & Sciences Division.......  N/A
Felec Services, Inc. ..........................  Delaware

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
                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
Gilcron Corporation............................  Delaware
ITT Aerospace/Communications Division..........  N/A
ITT Antarctic Services, Inc. ..................  Delaware
ITT Arctic Services, Inc. .....................  Delaware
ITT Avionics Division..........................  N/A
ITT Avionics Systems International, Inc. ......  Delaware
ITT Commercial Services, Inc. .................  Delaware
ITT Defence Ltd. ..............................  United Kingdom
ITT Defense Division...........................  N/A
ITT Defense International, Inc. ...............  Delaware
ITT Employment and Training Systems, Inc. .....  Delaware
ITT Federal Services Arabia Ltd. ..............  Saudi Arabia
ITT Federal Services Corporation...............  Delaware
ITT Federal Services GmbH......................  Germany
ITT Federal Services International
  Corporation..................................  Delaware
ITT Federal Services International, Ltd. ......  Cayman Islands
ITT FSC Investment Corporation.................  Delaware
ITT FSC Management Corporation.................  Delaware
ITT Gilfillan Division.........................  N/A
ITT Gilfillan Inc. ............................  Delaware
ITT Job Training Services, Inc. ...............  Delaware
ITT Night Vision Division......................  N/A
ITT Systems Division...........................  N/A
ITT Systems & Sciences Corporation.............  Delaware
K and M Electronics, Inc. .....................  Massachusetts

PUMPS AND COMPLEMENTARY PRODUCTS
AC Custom Pumps Division.......................  N/A
Anadolu Flygt Pompa Sanayi Ve Ticaret..........  Turkey
Avis Werberg GmbH..............................  Austria
Bombas Goulds de Argentina.....................  Argentina         Goulds
Bombas Goulds de Mexico........................  Mexico            Goulds
Bombas Goulds de Venezuela, C.A. ..............  Venezuela         Goulds
Distribuidora Arbos, C.A. .....................  Venezuela
Flygt Argentina SA.............................  Argentina         Flygt
Flygt do Brazil................................  Brazil            Flygt
Flygt Chile....................................  Chile             Flygt
Flygt Hellas SA................................  Greece            Flygt
Flygt Huolto OY................................  Finland           Flygt
Flygt Korea Ltd................................  Korea             Flygt
Flygt Portugal Technologia Agua do Ambiente....  Portugal          Flygt
Flygt Pumpet OY................................  Finland           Flygt
Goulds Pumps Canada, Inc. .....................  Canada            Goulds
Goulds Pumps Delaware Inc. ....................  Delaware          Goulds
Goulds Pumps Europe BV.........................  The Netherlands   Goulds
Goulds Pumps Financial Services Ltd. ..........  Ireland           Goulds
Goulds Pumps Holdings Inc. ....................  Delaware          Goulds
Goulds Pumps, Incorporated.....................  Delaware          Goulds
Goulds Pumps Investments Inc...................  Canada            Goulds
Goulds Pumps (IPG) Inc. .......................  Delaware          Goulds
Goulds Pumps (Ireland) Limited.................  Ireland           Goulds
Goulds Pumps Korea Co., Ltd. ..................  Korea             Goulds

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
                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
Goulds Pumps (NY) Inc. ........................  New York          Goulds
Goulds Pumps (PA) Inc. ........................  Delaware          Goulds
Goulds Pumps (Philippines), Inc. ..............  Philippines       Goulds
Goulds Pumps Polska Co. Ltd. ..................  Poland            Goulds
Goulds Pumps (TX), L.P. .......................  Texas             Goulds
Goulds Pumps World Sales (VI) Ltd. ............  Virgin Islands    Goulds
Grindex AB.....................................  Sweden
ITT Bell & Gosset Division.....................  N/A               Bell & Gosset
ITT Fluid Technology Asia Pte Ltd. ............  Singapore
ITT Fluid Technology Division..................  N/A
ITT Fluid Technology International.............  Delaware
ITT Fluid Technology International Asia Pacific
  Pte Ltd. ....................................  Singapore
ITT Fluid Technology International Hong Kong...  Hong Kong
ITT Fluid Technology International, Pty........  Australia
ITT Fluid Technology International (Thailand),
  Ltd. ........................................  Thailand
ITT Fluid Technology SA........................  Chile
ITT Flygt AB...................................  Sweden            Flygt
ITT Flygt ApS..................................  Denmark           Flygt
ITT Flygt A/S..................................  Norway            Flygt
ITT Flygt B.V. ................................  The Netherlands   Flygt
ITT Flygt BVBA.................................  Belgium           Flygt
ITT Flygt Corporation..........................  Delaware          Flygt
ITT Flygt GmbH.................................  Austria           Flygt
ITT Flygt HK Ltd. .............................  Hong Kong         Flygt
ITT Flygt Kft..................................  Hungary           Flygt
ITT Flygt Limited..............................  Australia         Flygt
ITT Flygt Lituanica............................  Lithuania         Flygt
ITT Flygt Ltd. ................................  Ireland           Flygt
ITT Flygt Ltd. ................................  United Kingdom    Flygt
ITT Flygt Pumpen GmbH..........................  Germany           Flygt
ITT Flygt (PTY) Ltd. ..........................  S. Africa         Flygt
ITT Flygt SAS..................................  France            Flygt
ITT Flygt SDC SAS..............................  France            Flygt
ITT Flygt Srl..................................  Italy             Flygt
ITT Flygt sp zoo...............................  Poland            Flygt
ITT Flygt (Shenyang) Pumps Ltd.................  China             Flygt
ITT Flygt Werk GmbH............................  Germany           Flygt
ITT Goulds Benelux BV..........................  The Netherlands   Goulds
ITT Grindex Pumps Division.....................  N/A
ITT Heat Transfer Division.....................  N/A
ITT Industrieholding GmbH & Co. Kg.............  Germany
ITT Industries Holding AB......................  Sweden
ITT McDonnell & Miller Division................  N/A               McDonnell & Miller
Lowara Deutschland GmbH........................  Germany           Lowara
Lowara France S.A. ............................  France            Lowara
Lowara (Ireland) Limited.......................  Ireland           Lowara
Lowara Nederland B.V. .........................  The Netherlands   Lowara
Lowara Portugal................................  Portugal          Lowara
Lowara Srl ....................................  Italy             Lowara
Lowara UK Limited..............................  England           Lowara
Nanjing Goulds Pumps Ltd. .....................  China             Goulds

                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
OY Flygt Nova AB...............................  Finland           Flygt
PT Sam McCoy...................................  Indonesia
Pumpenfabrik Ernst Vogel GmbH..................  Austria           Vogel
Sam McCoy Engineering Pte Ltd. ................  Singapore
Sam McCoy Engineering SDN BHD..................  Malaysia
Sam McCoy Manufacturing SDN BHD................  Malaysia
Sanitaire Division.............................  Delaware          Sanitaire
Shanghai Goulds Pumps Co. Ltd. ................  China
Tecnicas de Filtracion Bombeo SA...............  Spain
Trimate Industries Ltd. .......................  New Zealand
Vogel Pumpen Drv...............................  Hungary

SPECIALTY PRODUCTS
AGJ Holding AB.................................  Sweden
A.G. Johansons Metallfabrik AB.................  Sweden
Flojet Division................................  California
Flojet (Europe) Limited........................  England
Fulton-Rohr GmbH & Co. KG .....................  Germany
Hisan do Brasil LTDA...........................  Brazil
Hisan, Inc. ...................................  Michigan
Hisan of Canada, Ltd. .........................  Ontario
Hydro Air Industries Division..................  N/A
ITT Aerospace Controls Division................  N/A
ITT Automotive Europe Beteiligungs GmbH........  Germany
ITT Automotive Europe GmbH & Co. KG............  Germany
ITT Automotive Fluid Handling Systems,
  S.A. de C.V..................................  Mexico
ITT Automotive, Inc............................  Delaware
ITT Automotive Italy S.r.l.....................  Italy
ITT Conoflow Division..........................  N/A
ITT Engineered Valves Division.................  N/A
ITT Industries Fluid Handling Do Brasil
  Limitada.....................................  Brazil
ITT Industries Galfer S.r.l....................  Italy
ITT Industries Italia S.r.l....................  Italy
ITT Industries Vermoegensverwaltungs GmbH......  Germany
ITT Jabsco Division............................  N/A               Jabsco
ITT Pure-Flo (UK) Ltd. ........................  United Kingdom
ITT Specialty Products Division................  N/A
Jabsco GmbH....................................  Germany           Jabsco
Koni B.V.......................................  The Netherlands   Koni
Koni France SARL...............................  France            Koni
NHK Jabsco.....................................  Japan             Jabsco
Rule Industries, Inc. .........................  Massachusetts     Rule
S.S.L. S.r.l...................................  Italy

OTHER
Admiral Corporation............................  Florida           Admiral
Carbon Industries, Inc. .......................  West Virginia     Carbon
Computer & Equipment Leasing Corporation.......  Wisconsin
Corporp A&F, Inc. .............................  Delaware
Howard Corporation.............................  North Carolina
International Standard Electric Corporation....  Delaware
ITT AES Enterprises, Inc. .....................  Delaware
ITT Automotive Enterprises, Inc................  Delaware

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
                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
ITT Benefits Management, Inc...................  Delaware
ITT Canada Company.............................  Nova Scotia
ITT Community Development Corporation..........  Delaware
ITT Delaware Investments, Inc. ................  Delaware
ITT Gesellschaft fur Beteiligungen mbH.........  Germany
ITT Industriebeteiligungsgesellschaft mbH......  Germany
ITT Industries (China) Investment Company,
  Limited......................................  China
ITT Industries Holding SARL....................  Luxembourg
ITT Industries Limited.........................  United Kingdom
ITT Industries Luxembourg SARL.................  Luxembourg
ITT Industries NV..............................  Belgium
ITT Industries World Sales Limited.............  Bermuda
ITT Industries of Canada Ltd. .................  Canada
ITT Manufacturing Enterprises, Inc. ...........  Delaware
ITT Remediation Management, Inc................  Delaware
ITT Resource Development Corporation...........  Delaware
ITT Transportation Distribution Services
  Division.....................................  N/A
Paul N. Howard Company.........................  North Carolina
Sunsport Recreation, Inc. .....................  Florida
Winifrede Railroad Corporation.................  West Virginia

---------------
Note: The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a "significant subsidiary" as of the end of the year covered by this report.